[Bryan Cave LLP letterhead]

Exhibit 5

April 13, 2016

Monsanto Company

800 North Lindbergh Boulevard

St. Louis, MO 63167

Ladies and Gentlemen:

We have acted as special counsel to Monsanto Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) debt securities, which may be senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (ii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iii) shares of Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) depositary shares representing a fraction of a share of the particular series of Preferred Stock (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (iv) warrants, including warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or any combination of the foregoing (the “Warrants”); (v) rights, including rights to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares or any combination of the foregoing (the “Rights”); (vi) purchase contracts for the purchase and sale of Debt Securities, Common Stock, Preferred Stock, Depositary Shares or any combination of the foregoing (the “Purchase Contracts”); and (vii) units (the “Units” and, together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Purchase Contracts, the “Securities”) consisting of one or more of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Purchase Contracts or debt obligations of third parties, including U.S. Treasury Securities (the “Third Party Debt Securities”). The Securities may be offered from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) pursuant to Rule 415 under the Act for an aggregate offering price not to exceed $6,000,000,000 or the equivalent thereof in any other currency.

We understand that: (i) the Debt Securities will be issued under the Indenture (the “Indenture”) dated as of July 1, 2014 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”); (ii) the

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Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a bank or trust company, as depositary agent, to be specified therein (the “Depositary Agent”); (iii) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company, as warrant agent, to be specified therein (the “Warrant Agent”); (iv) the Rights will be issued under a rights agreement (the “Rights Agreement”) between the Company and a bank or trust company, as rights agent, to be specified therein (the “Rights Agent”); (v) the Purchase Contracts will be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent to be specified therein (the “Purchase Contract Agent”) and (vi) the Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto (including the Indenture) and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, countersignature, issuance and delivery of the Receipts, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; (4) at the time of execution, countersignature, issuance and delivery of any Rights, the related Rights Agreement will be the valid and legally binding obligation of the Rights Agent, enforceable against such party in accordance with its terms, (5) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; and (6) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

Monsanto Company

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We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be in full force and effect and will not have been terminated or rescinded by the Company or the Trustee; (2) at the time of execution, countersignature, issuance and delivery of any Receipts, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Depositary Agent and will not have been terminated or rescinded by the Company or the Depositary Agent; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent and will not have been terminated or rescinded by the Company or the Warrant Agent; (4) at the time of execution, countersignature, issuance and delivery of any Rights, the related Rights Agreement will have been duly authorized, executed and delivered by the Company and the Rights Agent and will not have been terminated or rescinded by the Company or the Rights Agent; (5) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and the Purchase Contract Agent and will not have been terminated or rescinded by the Company or the Purchase Contract Agent; (6) at the time of execution, countersignature, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will not have been terminated or rescinded by the Company or the Unit Agent; and (7) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We have also assumed that any Deposit Agreement, any Warrant Agreement, any Rights Agreement, any Purchase Contract Agreement and any Unit Agreement is governed by the laws of the State of New York.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to the Common Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock, (b) that the total issued shares of Common Stock will not exceed the number of authorized shares in the

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Company’s Restated Certificate of Incorporation and (c) the due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) that the total issued shares of Preferred Stock will not exceed the number of authorized shares in the Company’s Restated Certificate of Incorporation, (c) the due filing of the Certificate of Amendment to the Restated Certificate of Incorporation of the Company, certificate of designation or other applicable document authorizing and establishing the terms of the Preferred Stock and (d) the due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, (b) that the total issued shares of Preferred Stock will not exceed the number of authorized shares in the Company’s Restated Certificate of Incorporation, (c) the due filing of a Certificate of Amendment to the Restated Certificate of Incorporation of the Company, certificate of designation or other applicable document authorizing and establishing the terms of the Preferred Stock, (d) that the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus or Prospectus Supplement, (e) the due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (f) the due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

5. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Rights, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Rights, upon payment of the consideration for such Rights provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Rights Agreement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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7. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters, (b) taking by third parties of all necessary corporate or other action to authorize and approve the issuance and terms of any Third Party Debt Securities that are components of the Units, the terms of the offering thereof and related matters and (c) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreements and the Securities that are components of such Units and the Third Party Debt Securities that are components of the Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of Depositary Shares or Receipts, (ii) Warrant Agreement, in the case of Warrants, (iii) Rights Agreement, in the case of Rights, (iv) Purchase Contract Agreement, in the case of Purchase Contracts, and (iv) Indenture, in the case of Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements and (v) indenture or other authorizing document, in the case of Third Party Debt Securities.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualification, limitations and exceptions:

(a) Our opinions herein reflect only the application of (i) applicable laws of the State of New York (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such State, as to which we express no opinion), (ii) the federal laws of the United States of America (excluding the federal securities, environmental, employee benefit, pension, antitrust and tax laws, as to which we express no opinion) and, (iii) to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

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(b) Our opinions contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

(c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) require compliance with, or impose standards relating to, fiduciary duties or fairness; (ii) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iv) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (v) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; or (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to the enforceability of (A) any rights to indemnification or contribution provided for in any Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement, Purchase Contract Agreement, Unit Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights or (B) provisions in any such agreement whose terms are left open for later resolution of the parties.

(e) We express no opinion as to the enforceability of any provision in any Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement, Purchase Contract Agreement, Unit Agreement or other agreement purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (ii) confer subject matter jurisdiction on a court not having independent grounds therefor, (iii) modify or waive the requirements for effective service of process for any action that may be brought, (iv) waive the right of the Company or any other person to a trial by jury, (v) provide that remedies are cumulative or that decisions by a party are conclusive, (vi) modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law, (vii) govern choice of law or conflict of laws, or (viii) provide for or grant a power of attorney.

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(f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP